SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                      NASB FINANCIAL, INC.
---------------------------------------------------------------
         (Name of Registrant as Specified in its Charter)


---------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
    14-a6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

PRELIMINARY COPIES


(LOGO)




                                             December 30, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of NASB Financial, Inc. (the "Company"), which will be held on Tuesday, January 26, 1999, at 10:00 a.m. Central Standard Time, at our office located in the Farm Office Complex, 12125-D, Blue Ridge Extension, Grandview, Missouri.

     In addition to the election of directors and ratification of the appointment of our independent auditors, you are being asked to vote upon a proposal to amend the Company's Articles of Incorporation. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be presented at the Annual Meeting.

     The Board of Directors unanimously recommends that stockholders vote "FOR" each matter to be considered.

     YOUR VOTE IS IMPORTANT. You are urged to sign, date, and mail the enclosed Proxy promptly in the postage-prepaid envelope provided. If you attend the Meeting, you may vote in person even if you have already mailed in your Proxy.

     A copy of the Bank's Annual Report for the fiscal year ended September 30, 1998, accompanies the Notice of Annual Meeting and the Proxy Statement. On behalf of the Board of Directors, I wish to thank you for your continued support. We appreciate your interest.



                                        Sincerely,

                                        /s/ David H. Hancock
                                        David H. Hancock
                                        Board Chairman



                       NASB FINANCIAL, INC.
                     12498 South 71 Highway
                    Grandview, Missouri 64030
                        (816) 765-2200


                             NOTICE
                  Annual Meeting of Stockholders
                    Tuesday, January 26, 1999


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NASB Financial, Inc. will be held at the North American Savings Bank office located in the Farm Office Complex, 12125-D. Blue Ridge Extension, Grandview, Missouri, Tuesday, January 26, 1999, at 10:00 a.m., Central Standard Time, for the following purposes:

1.	To approve and adopt a proposed amendment the Company's Articles of
Incorporation to increase the authorized common stock of the Company from 3,000,000 to 20,000,000 shares and to reduce the par value of Common Stock from $1.00 per share to $0.15 per share; and

2.	To elect three directors of the Company to serve three-year terms;
and

3.	To ratify the appointment by the Board of Directors of the firm of
Deloitte & Touche LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 1999; and

4.	To transact such other business as may properly come before the meeting.


     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on December 15, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.


                              NASB FINANCIAL, INC.


                              /S/ Paul L. Thomas
                              Paul L. Thomas
                              Vice President/Secretary

December 30, 1998

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY, THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.





                         NASB FINANCIAL, INC.
                        12498 South 71 Highway
                       Grandview, Missouri 64030
                           (816) 765-2200

                           PROXY STATEMENT
                    ANNUAL MEETING OF STOCKHOLDERS
                           January 26, 1999

                  VOTING AND SOLICITATION OF PROXIES

     This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of NASB Financial, Inc. ("NASB" or the "Company") for the Annual Meeting of Stockholders (hereinafter called the "Meeting") to be held at the North American Savings Bank office located in the Farm Office Complex, 12125-D. Blue Ridge Extension, Grandview, Missouri on Tuesday, January 26, 1999, at 10:00 a.m. The Annual Report to stockholders for fiscal year 1998, including consolidated financial statements for the fiscal year ended September 30, 1998, accompanies this statement. The Company is required to file an Annual Report and Form 10-K for its fiscal year ended September 30, 1998, with the Securities and Exchange Commission ("SEC").

     This proxy statement and the accompanying proxy are first being sent to the stockholders on or about December 30, 1998.

     Regardless of the number of shares you own, it is important that your stock be represented at the Meeting. No action can be taken unless a majority of the outstanding shares of Common Stock is represented. To make sure your shares are represented at the Meeting, please sign and date the proxy card and return it in the enclosed prepaid envelope.

     If the enclosed proxy is properly executed and returned, and is not revoked, it will be voted in accordance with the specifications made by the stockholder. The proxy form provides a space for you to withhold your vote for the nominees for the Board of Directors, if you choose to do so. You may indicate the way you wish to vote on each matter in the space provided. Executed but unmarked proxies will be voted FOR the election of the director nominees named in the proxy statement and FOR the ratification of the selection of auditors.

     You may revoke your proxy at any time prior to its exercise. NASB has not established formal procedures for revocation. The cost of soliciting the proxies will be borne by NASB. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegraph. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. No additional compensation shall be paid to directors, officers and regular employees of the Company in consideration of services rendered to the solicitation of proxies.

     The securities which can be voted at the Meeting consist of shares of Common Stock of NASB Financial, Inc., with each share entitling its owner to one vote on matters other than the election of directors, in respect of which cumulative voting is permitted, as discussed below. The close of business on December 15, 1998, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of Common Stock outstanding on the record date was 2,234,841.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum, the Meeting may be adjourned in order to permit further solicitation of proxies.

     No person is authorized to give any information or to make any representation other than as contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Persons and groups owning in excess of five percent (5%) of NASB's Common Stock are required to file certain reports regarding such ownership with North American and with the SEC. The Company has not been notified, nor does it have any reason to believe, that any person, other than Mr. & Mrs. David H. Hancock and Michael G. Dunn, owns more than 5% of NASB's Common Stock as of November 30, 1998.



TITLE OF CLASS      NAME AND ADDRESS         AMOUNT AND NATURE     PERCENT OF
                   OF BENEFICIAL OWNER          OF OWNERSHIP         CLASS(2)
----------------------------------------------------------------------------------------
Common Stock    David H. & Linda S. Hancock    1,138,418               49.2%
                12498 South 71 Highway         shares total(1)
                Grandview, MO 64030

Common Stock    Michael G. Dunn                  215,959                9.3%
                47 E. Canzo Dr.                shares total
                Sea Island, GA 31561



--------------------------------------
(1) Includes 65,950 shares which Mr. Hancock has the right to acquire pursuant to the options he holds under the Stock Option Plan, but which have not been exercised.
(2) The calculation of percent of class is based on the number of shares of Common Stock outstanding as of November 30, 1998, excluding shares held by the Company as treasury stock.
---------------------------------------

     As of November 30, 1998, all executive officers and directors as a group owned 1,121,754 shares of NASB's Common Stock and have options to acquire an additional 101,950 shares for a total of 1,223,704, or 52.9%.

PROPOSAL 1: AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND DECREASE THE PAR VALUE OF ALL SHARES OF COMMON STOCK

     The Board of Directors has unanimously adopted, subject to approval of the stockholders, an amendment to Article 3 of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 3,000,000 shares to 20,000,000 shares and to reduce the par value of all shares of Common Stock from $1.00 per share to $0.15 per share. The text of
Article 3, as it is to be amended, is as follows:

          The aggregate number of shares which the Corporation shall have the authority to issue shall be 20,000,000
     SHARES, which shall have a par value of FIFTEEN CENTS
     ($0.15) each, amounting in the aggregate to THREE MILLION
     DOLLARS ($3,000,000), and all of said shares shall be COMMON
     SHARES.

     As of November 30, 1998, of the 3,000,000 shares of Common Stock presently authorized, 2,234,841 were outstanding, 107,987 were held as treasury shares, and 121,450 were reserved for issuance under the stock option plan, which was previously approved by stockholders. The remaining 535,722 shares were available to be issued by the Company. The proposed additional shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Articles of Incorporation with the Secretary of State of Missouri.

     The proposed amendment includes a reduction of the par value of the authorized shares of Common Stock from $1.00 per share to $0.15. Since this reduction in par value is relative to the increase in the number of shares outstanding, there would be no change in the Stockholders' Equity on the Company's Consolidated Balance Sheet and no change to the calculation of annual franchise taxes payable by the Company under the tax laws of the State of Missouri.

     The purpose of the proposed increase in authorized shares is to provide additional shares of Common Stock that could be issued for corporate purposes without further stockholder approval, unless required by applicable law or regulation. The Board of Directors believes that it is prudent to have additional shares of Common Stock authorized during this annual meeting, which allows the Company to avoid the expense of a special meeting of stockholders if and when there is a need to issue additional shares of Common Stock

     Potential uses for the additional shares could include stock splits, stock dividends, acquisitions, management incentive or employee benefit plans, or other general corporate purposes. However, stockholders must approve the use of additional shares for management incentive or employee
benefit plans.   Although the Board of Directors has not made any definite
plans for the use of the additional shares, their most likely use will be to perform a stock split. A stock split would not change the stockholders' equity or interest in the Company, nor would it affect the relative rights of any stockholder or result in any dilution or decrease of any stockholders' proportionate interest in the Company. The number of shares of Common Stock available for the Company's current stock option plan, and the exercise prices therefor, would be proportionately adjusted to give effect to any stock split. Such a split could make the market price of the Common Stock in a range more attractive to investors and could result in a broader market for the shares.

     If approved, the authorized additional shares of Common Stock will have no immediate dilutive effect on the proportionate voting power of the present stockholders of the Company. However, to the extent that the additional shares are subsequently issued for purposes other than a stock split or stock dividend, such issuance could have a substantial dilutive effect on earnings per share, book value per share, and voting power of the present stockholders. The Board of Directors has no current plans to use the additional shares for purposes that would cause a dilutive effect to the present stockholders.

     The issuance of additional shares of Common Stock by the Company may also have an anti-takeover effect by making it more difficult to obtain shareholder approval for various actions, such as a merger. The proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to make it more difficult for another person or entity to gain control of the Company. The Board currently does not intend to use any additional shares of Common Stock as an anti-takeover action and does not intend to propose anti-takeover measure in future proxy solicitations. The Board has no present knowledge of any takeover threat.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND DECREASE THE PAR VALUE OF COMMON SHARES.


PROPOSAL 2: ELECTION OF DIRECTORS

     At each election of directors, every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected to a particular class. A stockholder may cumulate his votes by voting the total number of votes to which he is entitled for any one candidate or distribute them equally or unequally among the candidates. The total votes for all candidates cannot be more than the number of all candidates to be elected multiplied by the number of his shares. Stockholders may exercise their right to cumulative voting by attaching to their proxy card instructions indicating how many votes their proxy should give each candidate. The Board of Directors reserves the right to cumulate votes with respect to proxies assigned to the Board unless authorization is expressly withheld or instruction is otherwise given.

     The directors are divided into three classes. Three directors are to be elected at this meeting. The three nominees for these positions currently serve on the Board of Directors and are seeking re-election to serve until the 2002 Annual Meeting; or until their successors are elected and qualified to serve. The three nominees are Barrett Brady, Walter W. Pinnell, and James
A. Watson.

     It is the intention of the Board of Directors to vote the proxies for the election of all of the nominees named below for directors, or, at their discretion, cumulatively vote for any one or more, unless the proxy is marked to indicate that such authorization is expressly withheld. Management believes that all such nominees will stand for election, but if any person nominated fails to stand for election, the Board of Directors reserves full discretion to vote for any other person who may be nominated. Management believes that each nominee named herein will serve if elected as a director.

   Pursuant to the Bylaws of the Company, the Board of Directors acts as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Company at least one-hundred twenty days and not more than one-hundred eighty days prior to the date of the annual meeting.
Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon. Such recommendations must contain the name, age, business address, residence address, and the principal occupation or employment of each such recommended nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such recommended nominee as a director. Such recommendations shall include a signed consent to serve as a director of the Company, if elected, from each such recommended nominee.

                          BOARD OF DIRECTORS

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     The nominees, their ages, principal occupations or employment for the past five years and positions with the Company's subsidiary, North American Savings Bank, F.S.B. (the "Bank"), the year each was first elected as director of NASB, and the amount of Common Stock and percent thereof beneficially owned by each on November 30, 1998, are shown on the following table. "Beneficial ownership" includes: stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the nominee's household; and stock in which the nominee has or shares voting or investment power, even though the nominee disclaims any beneficial interest in such stock. Each director of the Company is also a member of the Board of Directors of the Bank.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH
NOMINEE.




                                                      AMOUNT AND NATURE OF
NAME AND BUSINESS EXPERIENCE            DIRECTOR      BENEFICIAL OWNERSHIP    PERCENT
DURING LAST FIVE YEARS           AGE     SINCE         AS OF RECORD DATE     OF CLASS
---------------------------------------------------------------------------------------

NOMINEES - THREE YEAR TERMS EXPIRING IN 2002
----------------------------------------------
BARRETT BRADY                     52      1993          2,100 shares           0.1%
Senior Vice President of                                (directly)
Highwoods Properties, Inc.
President and Chief Executive
Officer of J.C. Nichols 1995-1998.
President and CEO of Dunn
Industries, Inc. from 1986-1995,
and EVP and Treasurer of J.E.
Dunn Construction Co. from
1981-1995.

WALTER W. PINNELL                 51      1994         35,412 shares           1.5%
President of North American                            (34,262 directly and
Savings Bank and Nor-Am Service                         1,150 indirectly)(3)
Corporation, a wholly owned
subsidiary, since 1993.  EVP of
Metcalf State Bank from 1992-1993.
President of American 1990-1992.

JAMES A. WATSON                   51      1993         10,793 shares           0.5%
Executive Vice President of                            (10,443 directly and
North American Savings Bank.                            350 indirectly)(4)
From 1990 to 1992, he served as
Senior Vice President of North
American, and as Vice President
from 1984-1992.

DIRECTORS WHOSE TERMS EXPIRE IN 2001
--------------------------------------
DAVID H. HANCOCK                  53      1990         1,138,418 shares       49.2%(2)
Board Chairman and Chief                               (1,099,113 directly
Executive Officer of North                              and 39,305 indirectly)
American Savings Bank since 1990.                       (1)
Also serves as Board Chairman of
Nor-Am Service Corporation, a
wholly-owned subsidiary of North
American.

LINDA S. HANCOCK
Owner of Linda Smith Hancock      48      1995         1,138,418 shares       49.2%(2)
Interiors since 1974.                                  (1,099,113 directly
                                                        and 39,305 indirectly)
                                                        (1)

DIRECTORS WHOSE TERMS EXPIRE IN 2000
-------------------------------------
FREDERICK V. ARBANAS              59      1974         800 shares              --
President and Owner of                                 (directly)
Fred Arbanas, Inc., Advertising
Agency, Grandview, Missouri
since 1969.

W. RUSSELL WELSH                  49      1997         8,100 shares            0.4%
Managing Partner for the law firm                      (directly)
of Polsinelli, White, Vardeman
and Shalton.


----------------------------------
(1) Includes 65,950 shares which Mr. Hancock has the right to acquire pursuant to options he holds under the Stock Option Plan, but which have not been exercised.
(2) Linda S. Hancock is the spouse of David H. Hancock. The total combined shares for Mr. & Mrs. Hancock are 1,138,418.
(3) Includes 25,000 shares which Mr. Pinnell has the right to acquire pursuant to options he holds under the Stock Option Plan, but which have not be exercised.
(4) Includes 1,000 shares which Mr. Watson has the right to acquire pursuant to options he holds under the Stock Option Plan, but which have not been exercised.
----------------------------------


     The Board of Directors held 12 regular meetings during the fiscal year ended September 30, 1998. All directors attended more than 75% of the meetings of the Board of Directors and committees to which they belong.

AUDIT COMMITTEE

     The Audit Committee has the responsibility of reviewing the scope and results of audits performed by the Bank's independent auditors and reviews the findings and recommendations of NASB's internal auditor and compliance officer. This committee held four meetings during fiscal year 1998. Frederick V. Arbanas and Barrett Brady are the outside directors who currently serve on the Audit Committee.

DIRECTORS' AND COMMITTEE MEMBERS' REMUNERATION

     Directors who are not paid a salary by the Bank or a subsidiary during the fiscal year ended September 30, 1998, received fees as follows: $750 per board meeting attended, and members of all standing committees, $250 per meeting attended if not held in conjunction with board meeting.

EXECUTIVE OFFICERS

     The following sets forth information about the executive officers who are not directors of NASB or who have not been employed by the Bank for five years. All executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

     Keith B. Cox, age 37, has been with NASB for fifteen years and is presently serving as Executive Vice President and Chief Financial
Officer. During his career with North American he also served as Controller.

     Bradley A. Lee, age 44, has served as a Sr. Vice President in Construction Lending with North American for three years. His sixteen years of experience in banking include serving as VP at Mercantile Bank in Commercial Lending from 1991 to 1995 and as Sr. Vice President at Mark Twain Banks from 1981 to 1991.

     John Nesselrode, age 39, has worked for the Bank for thirteen years, first as Investment Officer, and more recently as Sr. Vice
President/Chief Investment Officer. He also manages the Commercial Real Estate Lending Department.

     Bruce J. Thielen, age 38, started with the Bank seven years ago as Manager of Loan Servicing. Since January 1995, he has assumed additional responsibilities as the manager of the Residential Lending Department and is presently a Sr. Vice President. He came to North American with ten years experience in managing loan servicing and REO, first at Land of Lincoln Savings & Loan in Illinois, and later at First State Savings Association in Sedalia, Missouri.

     Paul L. Thomas, age 31, worked for the Bank from October 1992 to February 1997, as an Investment Analyst. From February 1997 to September 1997, he worked as Financial Analyst for DeMarche Associates, Inc., a pension fund consulting group. In September 1997, he returned to work for North American as Vice President/Investment Officer. He also serves as the Company's Corporate Secretary.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the Chief Executive Officer and the other executive officers who served in such capacities as of September 30, 1998, with compensation of $100,000 or more.


                                                                           STOCK        ALL OTHER
                                FISCAL        SALARY        BONUS         OPTIONS	   COMP.
NAME                             YEAR           $             $           (number)          $(1)
----------------------------------------------------------------------------------------------------
DAVID H. HANCOCK                 1998        175,000        175,600            --           5,000
Board Chairman, CEO and          1997        175,000        100,500            --           4,750
Director of North American       1996        153,077            500        27,488           4,607
& Nor-Am Service Corp.

WALTER W. PINNELL                1998        135,019         70,600            --           5,290
President and Director of        1997        135,000         38,000            --           4,050
North American & Nor-Am          1996        135,000         36,500            --           4,065
Service Corp.

BRUCE J. THIELEN                 1998         92,500         77,500            --           4,750
Senior Vice President of         1997         92,500         67,500         5,000           3,257
Residential Lending              1996         80,982         20,000            --           3,030

BRAD LEE                         1998         71,067         38,100            --           3,015
Senior Vice President of
Construction Lending

KEITH B. COX                     1998         72,500         35,600            --           3,015
Executive Vice President and
Chief Financial Officer


     Cash compensation for the fiscal year ended September 30, 1998, totaled $1,209,396 for all eight executive officers as a group.

---------------------------
(1) Includes contributions to the Company's 401(k) Plan on behalf of each of the named executive officers to match predefined portion of the 1998 pre-tax elective deferral contribution (included under the "salary" column) made to such plan and discretionary contributions made to the plan on behalf of the named executive officer.
(2) Mr. Thielen was promoted to Senior Vice President on July 30, 1996. His compensation for the 1996 fiscal year includes compensation from his previous position.
----------------------------

OPTION GRANTS DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1998 TO THE ABOVE NAMED EXECUTIVE OFFICERS

     There were no grants of options to acquire shares of the Company's Common Stock during the fiscal year ended September 30, 1998.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth all stock options exercised by the named executives during the fiscal year ended September 30, 1998, and the number and value of unexercised options held by such executive officers at the fiscal year-end.


                                                                            VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                    SHARES                   OPTIONS AT FISCAL YEAR-END      FISCAL YEAR-END(2)
                   ACQUIRED      VALUE      ---------------------------   -------------------------
NAME              ON EXERCISE  REALIZED(1)	EXERCISABLE  UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
----------------------------------------------------------------------------------------------------
David H. Hancock         --           --        34,072        31,878        $916,631     $817,247
Walter W. Pinnell        --           --        20,000         5,000        $645,000     $161,250
Bruce J. Thielen	  2,778     $128,121         1,000         4,000        $ 16,625     $ 66,500
Brad Lee                 --           --         1,400         1,600        $ 30,169     $ 31,196
Keith B. Cox          1,481     $ 66,963         4,200           800        $177,325     $ 13,300



------------------------------------
(1) Difference between fair market value of underlying securities at date of exercise and the exercise price.
(2) Difference between fair market value of underlying securities at fiscal year-end and the exercise price.
------------------------------------

EMPLOYMENT AGREEMENTS

     There are currently no employment agreements.

EXECUTIVE COMPENSATION PLAN

     The executive compensation program is based on beliefs and guiding principles designed to align compensation with business strategy and company values. The Company supports a performance-oriented environment that rewards performance not only with respect to the individual's contribution to the Company but also Company performance as compared to that of the industry performance levels.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of the independent outside directors, Frederick V. Arbanas, W. Russell Welsh, Barrett Brady, and Linda S. Hancock. The Committee is responsible for setting and administering the policies that govern both annual executive compensation and stock ownership programs.

     The Compensation Committee evaluated a variety of objective factors to determine the base salaries, incentive bonuses, and stock option awards to the Bank's executives. In setting the executive compensation for the Chief Executive Officer and the President, the committee examined the Company's corporate performance ratios compared to peer group averages, the Company's stock price performance over the last five years in relationship to peer groups and industry indexes, and the Company's executive compensation compared to salary surveys of financial institutions in the industry with similar characteristics of the Company. Specifically, the Company's return on assets ("ROA") of 1.85% and its return on equity ("ROE") of 21.06% during the year ended September 30, 1998, increased from the prior year's ROA of 1.53% and its prior year's ROE of 20.07%. By comparison, the Howe Barnes Investment, Inc.'s Quarterly Bank and Thrift Report for September 1998 reported an average ROA of 0.79% and an average ROE of 7.10% for publicly traded thrift institutions within the Company's peer group. Median ratios for the same peer group were 0.96% ROA and 9.08% ROE. The quoted bid price on the Company's stock at September 30, 1998, was $50.00 per share, a decrease of $1.00 or 2% from the prior fiscal year end. However, the NASDAQ Bank Index at September 30, 1998 was 1,732, a decrease of 163 points, or 9%. Based on the 1998 Bank Executive Compensation Survey from Sheshunoff, the compensation of the Chief Executive Officer and the President for the year ended September 30, 1998, were approximately in the 50th percentile of the Company's peer group.


COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative total return on the common stock of the Bank over the last five fiscal years, compared with the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Financial Institutions Index over the same period.
 Cumulative total return on the stock or the index equals the total increase in the value since September 30, 1993, assuming reinvestment of all dividends paid into the stock or the index respectively. The graph was prepared assuming that $100 was invested on September 30, 1993, in common stock of the Bank in the indexes.

       NASB, NASDAQ Stock Market (U.S. Companies) and NASDAQ




INDEX                     9/30/93   9/30/94   9/30/95   9/30/96   9/30/97   9/30/98
-------------------------------------------------------------------------------------
NASB Financial, Inc.      $ 100     $ 119     $ 166     $ 181     $ 305     $ 305
NASDAQ (U.S.)             $ 100     $ 100     $ 137     $ 161     $ 221     $ 222
NASDAQ Financial Stocks   $ 100     $ 110     $ 139     $ 164     $ 271     $ 248



                                  BENEFITS

RETIREMENT PLAN

     During the fiscal year ended September 30, 1998, North American maintained a 401(k) Qualified Defined Contribution Plan ("Plan") for all employees who worked at least 1,000 hours per year, were 21 years of age, and had been employed for one year. This Plan complies with the requirements of the Employment Retirement Income Security Act (ERISA) of 1974. The Plan provides, in general, that the employee may elect to contribute from 1% to 15% of annual salary on a pre-tax basis, and North American will contribute 50% of the employee's contribution, up to a maximum of 3% of the employee's salary, subject to IRS limits.
Employees are 100% vested in the employer's contributions after three years of service to North American. Benefits under the Plan are determined by the contributions of North American and the participant. Normal retirement age is 65. Upon retirement, the participant elects the manner in which the accrued contributions plus earnings are to be received.

     The aggregate contributions by the Bank under the Plan for named executive officers during the fiscal year ended September 30, 1998, were: David Hancock, $5,000; Walter W. Pinnell, $5,290; Bruce J. Thielen, $4,750, Brad Lee, $3,015; Keith B. Cox, $2,229; and for all executive officers as a group were $27,790. Total accrued contributions by the bank are: David Hancock, $34,244; Walter W. Pinnell, $17,864; Bruce J. Thielen, $17,331, Brad Lee, $3,015; Keith B. Cox, $22,677.

STOCK OPTION PLAN

     During fiscal year 1986, stockholders of NASB approved a stock option plan ("Option Plan"). Amendments to the Stock Option Plan in 1988 and 1994 were submitted to and approved by the shareholders. Under the Option Plan, options to purchase up to 232,898 shares of Common Stock (adjusted to reflect subsequent stock dividends less those exercised) may be granted to officers and employees of the Bank and its subsidiaries. As of September 30, 1998, the time frame for issuing new Option Agreements had expired.

     The options granted are intended to be incentive stock options under Section 442A of the Internal Revenue Code as amended. Qualified stock options must be granted by the tenth anniversary of the effective date of the Option Plan. The option price may not be less than 100% of the fair market value of the shares on the date of the grant. No option shall be exercisable after the expiration of ten years from the date of the grant.

     The Board of Directors administers the Option Plan. The Board selects the employees to whom options are to be granted and the number of shares to be granted based upon, among other things, an employee's length of service, the amount of compensation, and the nature of responsibilities, duties and functions.

     The Board may, in its discretion, authorize NASB to accept the surrender by the optionee of the right to exercise an option in consideration for the payment by NASB of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such option surrendered over the total exercise price. Such payment may be made in Common Stock and/or cash.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive stock options are designed to result in beneficial tax treatment to the optionee and do not result in a tax deduction for the Company. The optionee is not taxed upon grant or exercise of an incentive stock option; rather, taxation is deferred until the sale or other disposition of the underlying shares.

     During the year ended September 30, 1998, there were no new stock option agreements issued and no options were forfeited. As of September 30, 1998, outstanding options may be exercised as follows:

FIRST EXERCISE       NUMBER OF SHARES   EXERCISE
   DATE                  SHARES          PRICE
----------------------------------------------
IMMEDIATE                15,000          $9.00
IMMEDIATE                23,600         $20.25
IMMEDIATE                23,077         $23.50
IMMEDIATE                12,195         $30.00
IMMEDIATE                 1,200         $30.13
IMMEDIATE                   800         $30.50
IMMEDIATE                 2,600         $35.88
                        --------
   Sub-total             78,472

October 26, 1998          5,700         $20.25
January 21, 1999          2,600         $35.88
January 23, 1999            400         $30.50
June 12, 1999               600         $30.00
June 13, 1999             5,498         $30.00
June 25, 1999             7,692         $23.50
August 23, 1999             200         $20.25
September 26, 1999          400         $30.13
January 21, 2000          2,600         $35.88
January 23, 2000            400         $30.50
June 12, 2000               600         $30.00
June 13, 2000             5,498         $30.00
June 25, 2000             7,692         $23.50
September 26, 2000          400         $30.13
January 21, 2001          2,600         $35.88
January 23, 2001            400         $30.50
June 12, 2001               600         $30.00
June 13, 2001             5,498         $30.00
January 21, 2002          2,600         $35.88
                        -------
    TOTAL               130,450
                        =======

     As of September 30, 1998, 74,916 of the options granted under the plan have been exercised. Options held by executive officers who are directors are included in the table under beneficial ownership. All executive officers as a group hold options to purchase 101,950 shares.

TRANSACTIONS WITH NORTH AMERICAN

     NASB, prior to the Financial Institutions Reform Recovery and Enforcement Act of 1989, followed the policy of offering mortgage loans for the financing of personal residences and consumer loans to its officers, directors and employees. These loans were made in the ordinary course of business and on substantially the same terms and collateral, except for fees, as those of comparable transactions prevailing at the time. The loans did not involve more than the normal risk of collectibility or present other unfavorable features. NASB no longer makes portfolio loans to executive officers and directors.

     As of September 30, 1998, there were no loans made on preferential terms as explained above to an executive officer or director of the Company that exceeded $60,000 in the aggregate. Loans to executive officers and directors or their associates, which were not made on preferential terms, if any, are disclosed in the notes to the consolidated financial statements in the 1998 Annual Report to Stockholders.

SECTION 16 COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of NASB Financial, Inc. equity securities, to file reports of ownership and reports of changes in ownership with the SEC. The Company's officers, directors and greater than 10% stockholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30,

1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.


PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee recommended, and the Board of Directors appointed, the firm of Deloitte & Touche LLP to audit the accounts of NASB Financial, Inc. and its subsidiaries for the fiscal year ended September 30, 1999. This appointment is being presented to stockholders for ratification. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the selection.

     Deloitte & Touche LLP has advised NASB that neither the firm nor any present member or associate of the firm has any financial interest, direct or indirect, in the Company; nor any connection with NASB, in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     The Company's independent auditors for the fiscal year ended September 30, 1997, were Ernst & Young LLP. For the fiscal years ended September 30, 1997, and 1996, Ernst & Young LLP issued their unqualified opinion on the financial statements of North American. The Board approved a change in independent auditors as a matter of corporate policy to periodically rotate audit firms.
 There have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which would have caused Ernst & Young LLP to make reference to the subject matter of a disagreement in connection with its report.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP


                           OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.


                       STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such Meeting must be received at the NASB's main office at 12498 South 71 Highway, Grandview, Missouri 64030, not later than September 10, 1999.
Any such proposals shall be subject to requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     A COPY OF FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, NASB FINANCIAL, INC., 12498 SOUTH 71 HIGHWAY, GRANDVIEW, MISSOURI 64030.

By Order of the Board of Directors



/s/ Paul L. Thomas
Paul L. Thomas
Vice President & Secretary


Grandview, Missouri
Dated: December 20, 1998

                        NASB FINANCIAL, INC.
          12498 South 71 Highway, Grandview, Missouri  64030

REVOCABLE PROXY
     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 26, 1999, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned hereby appoints the Keith B. Cox and Paul L. Thomas with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of NASB Financial, Inc., which the undersigned is entitled to vote at the ANNUAL MEETING of STOCKHOLDERS, to be held at our office located at The Farm Office Complex, 12125-D Blue Ridge Extension, Grandview, Missouri, on January 26, 1999, and at any and all adjournments thereof, as follows:

1. PROPOSAL to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 3,000,000 shares to 20,000,000 shares and to reduce the par value of Common Stock from $1.00 per share to $0.15 per share.
[ ]FOR          [ ]AGAINST           [ ]ABSTAIN

2. Election of Directors:
[ ]FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to vote for
                                        all nominees listed below

A. If you wish to vote cumulatively:
     FOR:                           WITHHOLD AUTHORITY:
      [ ]  Barrett Brady              [ ] Barrett Brady
      [ ]  Walter W. Pinnell          [ ] Walter W. Pinnell
      [ ]  James A. Watson            [ ] James A. Watson

3. PROPOSAL to ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of NASB
Financial, Inc. and its subsidiaries for the fiscal year ending
September 30, 1999.
[ ]FOR          [ ]AGAINST          [ ]ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.








REVOCABLE PROXY

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3, UNLESS INSTRUCTIONS
ARE GIVEN TO THE CONTRARY. THE BOARD HAS THE DISCRETION TO VOTE CUMULATIVELY FOR THE ELECTION OF DIRECTORS.
PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Name(s), address and number of shares of registered owner(s) appear(s) below. SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON.


                             Date: _______________, 1999



                             --------------------------------------
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